Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

COLUMBUS MCKINNON CORPORATION

Under Section 807 of the Business Corporation Law

The undersigned, David J. Wilson and Alan S. Korman, the President and Secretary, respectively, of Columbus McKinnon Corporation, hereby certify:

1.    The name of the corporation is Columbus McKinnon Corporation. The name under which the corporation was originally formed is Columbus McKinnon Chain Co., Inc.

2.    The original Certificate of Incorporation was filed by the Department of State of the State of New York on September 23, 1929.

3.    The Certificate of Incorporation, as previously amended and restated, is hereby further amended as follows:

a.    To amend the provisions contained in Article EIGHTH of the Certificate of Incorporation removing the restrictions on the number of directors constituting the Board of Directors. To effect the foregoing amendment, Article EIGHTH is hereby amended and restated to read in its entirety as follows:

“EIGHTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have concurrent power with the shareholders to adopt, amend or repeal the By-laws of the corporation by such vote of the directors as is set forth in the By-laws but in no event by less than a majority of the entire Board of Directors (inclusive of vacancies).

The number of directors shall be fixed solely by the affirmative vote of a majority of the directors then in office.

A director may be removed at any time for cause by a majority vote of the directors then in office.”

4.    The text of the Certificate of Incorporation, as amended heretofore, is hereby restated, as further amended herein, to read in its entirety as follows:

FIRST:          The name of the corporation is Columbus McKinnon Corporation.

SECOND:    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law, provided that it shall not engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

THIRD:         The office of the corporation is to be located in Erie County, New York.

FOURTH:    The total number of shares which the corporation is authorized to issue is 51,000,000 shares, of which 50,000,000 shares, par value $0.01 per share, are designated as common shares (“Common Shares”) and of which 1,000,000 shares, par value $1.00 per share, are designated as preferred shares (“Preferred Shares”), which may be designated, from time to time, as one or more classes or series of Preferred Shares, in such number and with such designations, preferences, rights, qualifications, limitations or restrictions as shall be stated in the resolution or resolutions providing for the issuance of such class or series of Preferred Shares adopted by the Board of Directors from time to time, pursuant to the authority hereby given, the terms of which shall have been set forth in a Certificate of Amendment executed, verified and filed in the manner required by the Business Corporation Law; provided, however, that all shares of any one series or class of Preferred Shares shall be alike in every particular.

Subject to the rights of the holders of any Preferred Shares, the holders of Common Shares are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine.

FIFTH:    The Secretary of State is designated as the agent of the corporation upon whom process against it may be served, and the post office address to which the Secretary of State shall mail a copy of any such process served upon is: c/o Corporation Service Company, 80 State Street, Albany, NY 12207.

SIXTH:    (a)    To the fullest extent that the Business Corporation Law, as now in force or as may hereafter be amended, permits elimination or limitation of the liability of directors, no director of the corporation shall be liable to the corporation or its shareholders for damages for any reach of duty in such capacity. Any repeal or modification of this Article by the shareholders of the corporation shall be prospective only and shall not adversely affect any elimination or limitation of the personal liability of a director of the corporation for acts or omissions occurring prior to the effective date of such repeal or modification.

(b)    The corporation shall indemnify and hold harmless each person (and the heirs, executors, or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, its directors and officers to the fullest extent permitted by the Business Corporation Law, as now in effect or as may hereafter be amended; provided, however, that except for proceedings to enforce rights to indemnification, the corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.

(c)    Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director of officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article.

(d)    To the extent authorized from time to time by the Board of Directors, the corporation may provide rights to indemnification and to the advancement of expenses to employees and agents of the corporation who are not directors or officers similar to those conferred in this Article to directors and officers of the corporation.

(e)    The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the By-laws, any statute, agreement, vote of shareholders or otherwise.

SEVENTH:    No holder of shares of the corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of the corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into, exchangeable for or carrying rights or options to purchase such shares, which may at any time be issued, sold or offered for sale by the corporation.

EIGHTH:    In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have concurrent power with the shareholders to adopt, amend or repeal the By-laws of the corporation by such vote of the directors as is set forth in the By-laws but in no event by less than a majority of the entire Board of Directors (inclusive of vacancies).

The number of directors shall be fixed solely by the affirmative vote of a majority of the directors then in office.

A director may be removed at any time for cause by a majority vote of the directors then in office.

5.    The foregoing amendments to, and the restatement of, the Certificate of Incorporation were authorized by the unanimous written consent of the Board of Directors followed by the affirmative vote of the shareholders holding at least a majority of the shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, this Certificate has been subscribed this 17th day of October, 2022 by the undersigned who affirm that the statements made herein are true under the penalties of perjury.

/s/ David J. Wilson
David J. Wilson, President

/s/ Alan S. Korman
Alan S. Korman, Secretary